ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION





         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

         FIRST: The name of the corporation is

                               BSA SatelLINK, INC.

         SECOND: The following amendment to the Articles of Incorporation was adopted on December 2, 1994, as prescribed by the Colorado Corporation Act, in the manner marked with an X below:

                  X Such amendment was adopted by a unanimous vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

                           The corporation shall be authorized to issue
                           5,000,000 common shares @ $.0001 per share.

      THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

      None.

         FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

      None.



                               BSA SatelLINK, INC.



                            By:
                               -------------------------
                               President


                            and
                                ------------------------
                                Secretary/Treasurer

STATE OF COLORADO                   )
                                    ) SS.
COUNTY OF _________ )

         The foregoing Articles of Amendment to the Articles of Incorporation was acknowledged before me by _____________________ as President and ______________________ as Secretary/Treasurer of BSA SatelLINK, Inc., a Colorado corporation, this ______ day of December, 1994.

         My Commission expires:

                                                 --------------------------
                                                      Notary Public